UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2006

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2006, the Compensation & Organization Development Committee of the Board of Directors established financial performance criteria under its Annual Bonus Program ("ABP") for the award of cash bonuses in early 2007 based on performance during 2006. These criteria are based on achievement of specified levels of net income. The Committee also established terms, including financial performance criteria, under its Long Term Incentive Program ("LTIP") for the award of stock in early 2009 based on performance during the three year-period 2006-08. These latter criteria are based on achievement of specified levels of cumulative earnings per primary share. Awards under the LTIP are also contingent upon approval by the Company’s shareholders of an appropriate increase in the number of shares that may be issued under its 2002 Stock Option and Incentive Plan. All of the executive officers of the Company participate in both of these Programs.

Effective March 27, 2006, the Committee also adopted Stock Ownership Guidelines applicable to LTIP participants other than the Chief Executive Officer (the"CEO"). Under these Guidelines, LTIP participants must meet a stock ownership guideline by the fifth anniversary of the later of the effective date of the Guidelines or the participant’s date of hire. The guideline is three times annual salary in the case of LTIP participants who are Company’s executive officers. Progress toward the goal is expected to be approximately 20% per year. If the guideline is not met by the end of the applicable five-year period, 50% of subsequent awards under the ABP will be made in shares until the guideline is met. Until the guideline is satisfied, LTIP participants may not sell shares of restricted stock, or shares received upon exercise of stock options, awarded to them by the Company. However, the Guidelines do not prohibit the surrender of a portion of shares of restricted stock upon vesting or of shares received upon exercise of stock options, in order to pay withholding taxes. The value of the following holdings by participants will count toward the ownership guideline:

• shares held in the Company’s Savings and Investment Plan and Employee Stock Purchase Plan
• unvested restricted stock
• the value of "in-the-money" employee stock options (fair market value less exercise price)
• common stock held by the participant.

A stock ownership guideline of five times salary applicable to Fernando Aguirre, Chairman of the Board, President and Chief Executive Officer of the Company, is set forth in his Employment Agreement with the Company dated January 12, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Long-Term Incentive Program 2006-2008 Terms

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

March 31, 2006	By:	/s/Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Long-Term Incentive Program